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                                                                    Exhibit 10.1


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of December 31, 2002, by and among Viewpoint Corporation, a Delaware corporation, with headquarters located at 498 Seventh Avenue, Suite 1810, New York, New York 10018 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

         B. The Company has authorized a new series of convertible notes of the Company in the form attached hereto as Exhibit A (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "INITIAL NOTES"), which Initial Notes shall be convertible into shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK") (as converted, the "INITIAL CONVERSION SHARES"), in accordance with the terms of the Initial Notes;

         C. The Company has authorized a new series of convertible notes of the Company in the form attached hereto as Exhibit B (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "SUBSEQUENT NOTES"), which Subsequent Notes shall be convertible into shares of the Common Stock (as converted, the "SUBSEQUENT CONVERSION SHARES"), in accordance with the terms of the Subsequent Notes;

         D. The Company has authorized a new series of convertible notes of the Company in the form attached hereto as Exhibit C (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "ADDITIONAL NOTES"), which Additional Notes shall be convertible into shares of the Common Stock (as converted, the "ADDITIONAL CONVERSION SHARES" and collectively with the Initial Conversion Shares, the Subsequent Conversion Shares and any Common Stock issued upon any redemption pursuant to any of the Notes, the "CONVERSION SHARES") in accordance with the terms of the Additional Notes;

         E. The Initial Notes, the Subsequent Notes and the Additional Notes collectively are referred to in this Agreement as the "NOTES";

         F. The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock ("INTEREST SHARES");

         G. The Company is agreeing to pledge certain limited assets to secure, through and including the Interest Date (as defined in the Notes) occurring on January 1, 2005 (the "PLEDGE PERIOD"), its obligations to pay interest on and principal of the Notes. The pledge will be
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evidenced by the Pledge Agreement, to be dated as of the Initial Closing Date, by and among the Company and the Buyers substantially in the form attached hereto as Exhibit E (the "PLEDGE AGREEMENT");

         H. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Initial Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $7,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit D (the "INITIAL WARRANTS"), to acquire that number of shares of Common Stock for each $1,000 of principal amount of Initial Notes purchased (as exercised, collectively, the "INITIAL WARRANT SHARES") equal to the quotient of
(i) $200 divided by (ii) $1.9275 (the "VALUATION PRICE");

         I. Subject to the terms and conditions set forth in this Agreement, each Buyer may be required to purchase, and the Company may have the right to sell (i) up to that aggregate principal amount of Subsequent Notes set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be up to $7,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit D (the "SUBSEQUENT WARRANTS"), to acquire that number of shares of Common Stock for each $1,000 of principal amount of Subsequent Notes purchased (as exercised, collectively, the "SUBSEQUENT WARRANT SHARES") equal to the quotient of (i) $200 divided by (ii) the Valuation Price (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement and, on the terms of Section 2 of the Subsequent Warrants in proportion to adjustments that would be made to the initial Exercise Price thereunder, for any issuances or deemed issuances of securities by the Company which occur after the date of this Agreement);

         J. Subject to the terms and conditions set forth in this Agreement, each Buyer shall have the right to purchase, and the Company shall be required to sell, (i) up to that aggregate principal amount of Additional Notes set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be up to $2,800,000); and (ii) related warrants, in substantially the form attached hereto as Exhibit D (the "ADDITIONAL WARRANTS" and, collectively with the Initial Warrants and the Subsequent Warrants, the "WARRANTS"), to acquire that number of shares of Common Stock for each $1,000 of principal amount of Additional Notes purchased (as exercised, collectively, the "ADDITIONAL WARRANT SHARES" and, collectively with the Initial Warrant Shares and the Subsequent Warrant Shares, the "WARRANT SHARES") equal to the quotient of (i) $200 divided by (ii) the Valuation Price (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement and, on the terms of Section 2 of the Additional Warrants in proportion to adjustments that would be made to the initial Exercise Price thereunder, for any issuances or deemed issuances of securities by the Company which occur after the date of this Agreement);

         K. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares,

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the Warrant Shares and the Interest Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         L. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES".

         NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF NOTES AND WARRANTS.

            (a) Purchase of Notes and Warrants.

                (i) Initial Notes and Initial Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below), a principal amount of Initial Notes, as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, along with Initial Warrants to acquire that number of Initial Warrant Shares for each $1,000 principal amount of Initial Notes purchased equal to the quotient of (A) $200 divided by (B) the Valuation Price (the "INITIAL CLOSING").

                (ii) Subsequent Notes and Subsequent Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b) below, the Company may elect to issue and sell, and each Buyer severally, but not jointly, if so elected by the Company, shall be required to purchase on the Subsequent Closing Date (as defined below) a principal amount of Subsequent Notes not to exceed such principal amount of Subsequent Notes as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, along with Subsequent Warrants to acquire that number of Subsequent Warrant Shares for each $1,000 principal amount of Subsequent Notes purchased equal to the quotient of
(A) $200 divided by (B) the Valuation Price (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement and, on the terms of Section 2 of the Subsequent Warrants in proportion to adjustments that would be made to the initial Exercise Price thereunder, for any issuances or deemed issuances of securities by the Company which occur after the date of this Agreement) (the "SUBSEQUENT CLOSING").

                (iii) Additional Notes and Additional Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d), 6(c) and 7(c) below, at the option of each Buyer from time to time, the Company shall issue and sell to each Buyer, at multiple closings, if applicable, and each Buyer severally, but not jointly, may purchase from the Company on an Additional Closing Date (as defined below), up to the principal amount of Additional Notes as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, along with Additional Warrants to acquire that number of Additional Warrant Shares for each $1,000 principal amount of Additional Notes purchased equal to the quotient of (A) $200 divided by (B) the Valuation Price (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement and, on the terms of Section 2 of the Additional Warrants in

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proportion to adjustments that would be made to the initial Exercise Price thereunder, for any issuances or deemed issuances of securities by the Company which occur after the date of this Agreement) (each, an "ADDITIONAL CLOSING").

                (iv) Closings. The Initial Closing, the Subsequent Closing and the Additional Closings collectively are referred to in this Agreement as the "CLOSINGS". Each Closing shall occur on the applicable Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                (v) Purchase Price. The purchase price for each Buyer (the "PURCHASE PRICE") of the Notes and related Warrants to be purchased by each such Buyer at each Closing shall be equal to $1.00 for each $1.00 of principal amount of Notes being purchased by such Buyer at such Closing.

            (b) Initial Closing Date. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and each Buyer).

            (c) Subsequent Closing Date. Subject to timely delivery by the Company to the Buyers of the Subsequent Note Notice (as defined below), the date and time of the Subsequent Closing (the "SUBSEQUENT CLOSING DATE") shall be 10:00 a.m., New York Time, on the date specified in the Subsequent Note Notice (which date shall not be later than July 15, 2003), subject to satisfaction (or waiver) of the conditions to the Subsequent Closing set forth in Sections 6(b) and 7(b) and the conditions set forth in this Section 1(c) (or such later date as is mutually agreed to by the Company and the Buyers). Subject to the requirements of Sections 6(b) and 7(b) and the conditions contained in this
Section 1(c), the Company on one occasion may require each Buyer severally, but not jointly, to purchase up to such principal amount of Subsequent Notes as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers on the Subsequent Closing Date by delivering written notice (the "SUBSEQUENT NOTE NOTICE") to each Buyer on or prior to June 30, 2003 (the "SUBSEQUENT NOTE NOTICE Date"). The Subsequent Note Notice shall be irrevocable and shall be delivered to each Buyer at least 10 Business Days (as defined below) prior to the Subsequent Closing Date set forth in the Subsequent Note Notice. The Company's Subsequent Note Notice shall set forth (i) each Buyer's pro rata allocation (based on the principal amount of Subsequent Notes as is set forth opposite each such Buyer's name in column (4) on the Schedule of Buyers in relation to $7,000,000) of the aggregate principal amount of Subsequent Notes (which aggregate principal amount shall not exceed $7,000,000) and related Subsequent Warrants which the Company is requiring all of the Buyers to purchase at the Subsequent Closing and (ii) the aggregate Purchase Price for each such Buyer's Subsequent Notes and related Subsequent Warrants. Notwithstanding anything in this Agreement to the contrary, the Company shall not be entitled to require the Buyers to purchase the Subsequent Notes unless, in addition to the requirements of Sections 6(b) and 7(b), all of the following conditions are satisfied: (i) on each day during the period beginning on the first day of the Measuring Period (as defined below) and ending on the Subsequent Closing Date, the Registration Statement (as defined in the Registration Rights Agreement) covering the Initial Registrable Securities (as defined in the Registration Rights Agreement) (the "INITIAL REGISTRATION STATEMENT") shall be effective and available for the sale of at least all of the

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Registrable Securities required to be included in such Registration Statement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement); (ii) on each day during the period beginning on the date hereof and ending on the Subsequent Closing Date, the Common Stock is designated for quotation on the Principal Market (as defined in Section 3(n)) and shall not have been suspended from trading on such market (other than suspensions of not more than one day and occurring prior to the first day of the Measuring Period due to business announcements by the Company) nor shall delisting or suspension by such market been threatened or pending in writing by such market; (iii) on each day during the period beginning on the first Trading Day of the Measuring Period (as defined below) and ending on the Subsequent Closing Date, delisting or suspension by the Principal Market shall not have been threatened or pending by falling below the minimum listing maintenance requirements of such market;
(iv) during the period beginning on the date hereof and ending on and including the Subsequent Closing Date, there shall not have occurred (A) an event constituting an Event of Default (as defined in the Notes), (B) an event that with the passage of time and without being cured would be reasonably likely to constitute an Event of Default or (C) the public announcement of a pending, proposed or intended Change of Control (as defined in the Notes), unless such pending, proposed or intended Change of Control has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Change of Control prior to the beginning of the Measuring Period; (v) during the period beginning on the date hereof and ending on and including the Subsequent Closing Date, the Company shall have delivered Initial Conversion Shares upon conversion of the Initial Notes (and, to the extent any Additional Notes have been issued, Additional Conversion Shares upon conversion of the Additional Notes) and Initial Warrant Shares upon exercise of the Initial Warrants (and, to the extent any Additional Warrants have been issued, Additional Warrant Shares upon exercise of the Additional Warrants) on a timely basis as set forth in the Initial Notes (or Additional Notes, if applicable) and the Initial Warrants (or Additional Warrants, if applicable), respectively; (vi) the Weighted Average Price (as defined in the Subsequent Notes) of the Common Stock exceeds $3.25 (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement) on each of not less than 15 Trading Days (as defined in the Notes) (each, a "QUALIFYING TRADING DAY") in any 20 consecutive Trading Day period (the "MEASURING PERIOD") commencing after the effectiveness of the Initial Registration Statement; (vii) the volume of shares of the Common Stock traded on the Principal Market on each Qualifying Trading Day exceeds 35,000 shares (excluding block trades of 20,000 shares or more); and (viii) on or before delivery of the Subsequent Note Notice, the Company shall have received the Stockholder Approval (as defined in Section 4(m) below). As used herein, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            (d) Additional Closing Date. The date and time of each Additional Closing (each, an "ADDITIONAL CLOSING DATE") shall be 10:00 a.m., New York Time, on the date specified in the Additional Note Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each Additional Closing set forth in Sections 6(c) and 7(c) and the conditions contained in this Section 1(d) (or such later date as is mutually agreed to by the Company and the applicable Buyer). Subject to the requirements of Sections 6(c) and 7(c) and the conditions contained in this Section 1(d), each Buyer may purchase, at such Buyer's option, Additional

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Notes by delivering written notice to the Company (an "ADDITIONAL NOTE NOTICE")
at any time during the period beginning after the date hereof and ending on and including the date which is the later of (x) 365 days after the date hereof (the "ANNIVERSARY DATE") and (y) a number of days after the Anniversary Date equal to the aggregate number of days after each Effectiveness Deadline (as defined in the Registration Rights Agreement) that the Registration Statement required to be effective by such date is not so effective. The Additional Note Notice shall be delivered at least five Business Days prior to the Additional Closing Date set forth in the Additional Note Notice. The Additional Note Notice shall set forth (i) the principal amount of Additional Notes and related Additional Warrants to be purchased by such Buyer at the applicable Additional Closing Date, which principal amount, when added to the principal amount of any Additional Notes previously purchased by such Buyer, shall not exceed the principal amount of Additional Notes as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, (ii) the aggregate Purchase Price for the Additional Notes and related Additional Warrants to be purchased and (iii) the Additional Closing Date. In the event that an Acquiring Entity Change of Control Redemption Notice is delivered pursuant to Section 5(d) of the Notes prior to the time that the Buyers have fully exercised their rights pursuant to this Section 1(d), then from and after the Acquiring Entity Change of Control Redemption Date (as defined in the Notes), the Buyers shall no longer be able to exercise their rights pursuant to this Section 1(d) and the Acquiring Entity (as defined in the Notes) shall pay to each Buyer an amount equal to the value of any unexercised rights of such Buyer pursuant hereto determined in a manner consistent with the manner used to determine the Acquiring Entity Change of Control Redemption Price pursuant to the Notes.

            (e) Form of Payment. On each Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and Warrants to be issued and sold to such Buyer at the applicable Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
(ii) the Company shall deliver to each Buyer, the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing along with the Warrants (in the amounts as such Buyer shall request) such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

            Each Buyer represents and warrants with respect to only itself that:

            (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and Warrants and (ii) upon conversion of the Notes and exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that

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term is defined in Rule 501(a) of Regulation D.

            (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "RULE 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other

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Transaction Document, including, without limitation, this Section 2(g);
provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            (g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

            [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ADDRESSED TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

            (h) Prohibited Transactions. Prior to the date hereof, such Buyer has not, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock, in each case, in order to hedge

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its position in the Notes or the Warrants (each, a "PROHIBITED TRANSACTION")."

            (i) Validity; Enforcement. This Agreement, the Pledge Agreement, the Control Agreement (as defined in the Pledge Agreement) and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            (j) No Conflicts. The execution, delivery and performance by such Buyer of the Transaction Documents to which it is a party and the consummation by the such Buyer of the transactions contemplated hereby and thereby will not
(i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

            (k) Residency. Such Buyer is a resident of that country specified below its address on the Schedule of Buyers.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyers that:

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            (a) Organization and Qualification. The Company and its
"SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, to the extent such qualification is required by law, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

            (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants, the Pledge Agreement, the Control Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, as the case may be, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. As of each Closing, the Company shall represent and warrant that the Transaction Documents dated after the date hereof and required to have been executed and delivered with respect to such Closing shall have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditor's rights and remedies.

            (c) Issuance of Securities. The Notes and Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the applicable Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the sum of 130% of the number of shares of Common Stock issuable upon conversion of, or as payment for interest on, the Notes to be issued at such Closing and 100% of the number of shares of Common Stock issuable upon exercise of the Warrants to be issued at such Closing. Upon conversion or exercise in accordance with the Notes or the Warrants, as the case may be, and upon issuance of Interest Shares as interest on the Notes, the Conversion Shares, the Warrant Shares and the Interest Shares, respectively, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of Buyer contained in Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and Warrants and reservation for issuance and issuance of the Conversion Shares, the Interest Shares and the Warrant Shares) will not (i) result in a violation of the certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (e) Consents. Except as disclosed in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Initial Closing Date. The Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to prevent the Company from obtaining or effecting any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market and, except as disclosed on Schedule 3(e), has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

            (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on (i) the independent evaluation by the Company and its representatives and (ii) each Buyer's representations and warranties contained in Section 2.

            (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Other than engaging Banc of America Securities LLC as placement agent (the "AGENT"), the Company has not engaged any placement agent or other agent in connection with the sale of the Notes and the Warrants.

            (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is (subject to the receipt of any necessary Stockholder Approval), in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation (as defined in Section 3(q)) or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company specifically represents, warrants and agrees that, in accordance with Section 1 of the rights agreement, dated as of June 24, 1999, between the

Company and BankBoston, N.A., as amended (the "RIGHTS PLAN"), regardless of the number of Conversion Shares, Interest Shares and Warrant Shares of which each Buyer is deemed the Beneficial Owner (as defined in the Rights Plan), none of the Buyers is intended to be or will be deemed to be an Acquiring Person within the meaning of the Rights Plan because of the acquisition of the Securities (including the Conversion Shares, Interest Shares and the Warrant Shares) pursuant to this Agreement, and the acquisition of the Securities (including the Conversion Shares, Interest Shares and the Warrant Shares) pursuant to this Agreement shall not, under any circumstances, trigger a Distribution Date within the meaning of the Rights Plan; provided, however, that only Securities (including the Conversion Shares, Interest Shares and the Warrant Shares) acquired pursuant to this Agreement, upon conversion or redemption of or as interest on the Notes or upon exercise of the Warrants, as the case may be, shall be deemed excluded from the number of shares of Common Stock deemed beneficially owned by each Buyer in determining whether such Buyer is an Acquiring Person within the meaning of the Rights Plan. The exclusion of the Securities from the number of shares of Common Stock deemed beneficially owned by each Buyer, as provided in the preceding sentence, shall no longer apply in the event that such Buyer becomes the beneficial owner of any additional securities of the Company, other than in connection with the transactions contemplated by this Agreement.

            (k) SEC Documents; Financial Statements. Since December 31, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, or in connection with any Closing subsequent to the date hereof, filed prior to the date of such Closing, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the presentations that were provided in writing by the Company to the Buyers and that are attached to this Agreement as Schedule 3(k), which are not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

            (l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since September 30, 2002, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company or its Subsidiaries. Since December 31, 2001, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $1,300,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "INSOLVENT" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

            (m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

            (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in
Schedule 3(n), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq National Market (the "PRINCIPAL MARKET") and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed on Schedule 3(n), since December 31, 2001, (i) the Common Stock has been designated for quotation or listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (p) Transactions With Affiliates. Except as set forth on Schedule 3(p) and in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

            (q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 75,000,000 shares of Common Stock, of which as of the date hereof, 41,179,400 are issued (none of which are treasury shares) and 41,179,400 are outstanding, 10,288,454 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 57,500 shares are reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) 5,000,000 shares of preferred stock, of which as of the date hereof, none are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(q): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock.

            (r) Indebtedness and Other Contracts. Except as disclosed in
Schedule 3(r), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), or (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Schedule 3(r) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            (s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company (other than industry-wide actions or suits that are not directed against the Company and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as set forth in Schedule 3(s).

            (t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (u) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (v) Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(v) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Neither the Company nor any of its Subsidiaries owns any real property. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted, other than those the absence of which would not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 3(w), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as set forth in Schedule 3(w), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            (x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            (y) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its material Subsidiaries as owned by the Company or such Subsidiary.

            (z) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith or that are not material and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            (aa) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

         4. COVENANTS.

            (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

            (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares, Interest Shares and Warrant Shares and none of the Notes or Warrants is outstanding, or, if earlier, until such time as the Conversion Shares, Interest Shares and/or Warrant Shares can be sold without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital purposes, to fund the pledge required pursuant to Section 4(q), to fund strategic acquisitions (provided, that from the date of the Initial Closing until the Subsequent Closing Date, if any, no more than $2 million of the Purchase Price at the Initial Closing may be used to fund strategic acquisitions) and not for the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries.

            (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            (f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market or obtain a listing on The New York Stock Exchange, Inc. (the "NYSE") or the American Stock Exchange (the "AMEX"). If the Company obtains a listing of the Common Stock on the NYSE or the AMEX and terminates its listing on the Nasdaq National Market, references in the Transaction Documents to the "Principal Market" shall mean, from and after the date of the NYSE or AMEX listing, the NYSE or AMEX, as applicable. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

            (g) Fees. Subject to Section 8 below, at the Initial Closing, the Company shall pay a nonaccountable expense allowance of $30,000 to Smithfield Fiduciary LLC (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement), which amount shall be withheld by Buyer from its Purchase Price at the Initial Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with claim relating to any such payment. Except as otherwise set forth in this Agreement or in the Registration Rights Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

            (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Trading Day following the Initial Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Notes, the form of Warrant, the Pledge Agreement, the Control Agreement and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K FILING", and the description and attachments, the "8-K MATERIALS"). On or before 8:30 a.m., New York Time, on the first Trading Day following the Subsequent Closing Date and each Additional Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the transaction consummated or proposed on such date. From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of the 8-K Materials without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) each Buyer shall be consulted by the Company (although the consent of such Buyer shall not be required) in connection with any such press release or other public disclosure prior to its release).

            (j) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than two-thirds of the aggregate principal amount of the then outstanding Notes.

            (k) Additional Notes. For so long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.

            (l) Variable Securities. The Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) under any Note.

            (m) Proxy Statement. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which shall not be later than June 15, 2003 (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by the Buyers and a single legal counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. The Company shall be obligated to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

            (n) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants or has the right to purchase any Additional Notes, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the Principal Market, the NYSE or the AMEX.

            (o) Prohibited Transactions. Prior to the earlier of (i) the termination of this

Agreement, or (ii) the Initial Closing Date, no Buyer shall engage, directly or indirectly, in a Prohibited Transaction. Each Buyer acknowledges that the representations, warranties, agreements and covenants contained in Section 2(i) and this Section 4(o) are being made for the benefit of the Buyers as well as the Company and that each of the other Buyers shall have an independent right to assert any claims against any Buyer arising out of any breach or violation of the provisions of Section 2(h) and this Section 4(o).

            (p) Computer Associates Note. So long as any Notes are outstanding, the Company shall not, directly or indirectly, repay in cash or cash equivalents any amount due and owing to Computer Associates International, Inc. under the promissory note due April 30, 2002.

            (q) Pledge Agreement. At the Initial Closing, the Company shall purchase and pledge for the benefit of the Buyers and deliver to the Account Holder (as defined in the Pledge Agreement) pursuant to the terms of the Pledge Agreement, U.S. Treasury securities in an amount, including principal and coupon amounts, sufficient to pay any interest payments required to be paid on the Initial Notes on any Interest Date during the Pledge Period and shall deliver at the Initial Closing reasonably sufficient evidence of such purchase, pledge and delivery. In addition to the foregoing, if the Subsequent Closing or any Additional Closing occurs during the Pledge Period, the Company shall also purchase and pledge to the Buyers and deliver to the Account Holder pursuant to the terms of the Pledge Agreement, U.S. Treasury securities in an amount, including principal and coupon amounts, sufficient to pay any additional interest payments required to be paid on the Subsequent Notes or Additional Notes, as applicable, on any Interest Dates remaining during the Pledge Period and shall deliver at the Subsequent Closing and applicable Additional Closing reasonably sufficient evidence of such purchase, pledge and delivery.

            (r) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, (x) as of the each Closing Date, the sum of 130% of the number of shares of Common Stock issuable upon conversion of, or as payment for interest on, the Notes being issued at such Closing and (ii) 100% of the number of shares of Common Stock issuable upon exercise of the Warrants being issued at such Closing, and (y) after each Closing Date, no less than the sum of (i) 110% of the number of shares of Common Stock issuable upon conversion of, or as payment for interest on, the Notes issued at all previous Closings and (ii) 100% of the number of shares of Common Stock issuable upon exercise of the Warrants issued at such Closings.

         5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

            (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes or Warrants), a register for the Notes and the Warrants, in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

            (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares, if any, and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit G attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares, Interest Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend (subject, in the case of a sale under Rule 144, to the Company's receipt of the opinion of Buyer's counsel referred to in Section 2(f)(i)(B)). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            (a) Initial Closing Date. The obligation of the Company hereunder to issue and sell the Initial Notes and the related Initial Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Smithfield Fiduciary LLC, the amounts withheld pursuant to Section 4(g)) for the Initial Notes and the related Initial Warrants being purchased by such Buyer and each other Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

            (b) Subsequent Closing Date. The obligation of the Company hereunder to issue and sell the Subsequent Notes and the related Subsequent Warrants to each Buyer at the Subsequent Closing is subject to the satisfaction, at or before the Subsequent Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (i) Such Buyer shall have delivered to the Company the Purchase Price for the Subsequent Notes and the related Subsequent Warrants being purchased by such Buyer at the Subsequent Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                (ii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Subsequent Closing Date.

            (c) Additional Closing Date. The obligation of the Company hereunder to issue and sell the Additional Notes and the related Additional Warrants to each Buyer at each Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (i) Such Buyer shall have delivered to the Company the Purchase Price for the Additional Notes and the related Additional Warrants being purchased by such Buyer at the applicable Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                (ii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the applicable Additional Closing Date.

         7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            (a) Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Notes and the related Initial Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                (i) The Company shall have executed and delivered to such Buyer
(i) each of the Transaction Documents and (ii) the Initial Notes (in such principal amounts as such Buyer shall request) and the related Initial Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to this Agreement.

                (ii) Such Buyer shall have received the opinions of Milbank, Tweed, Hadley & McCloy LLP, the Company's outside counsel, and Brian O'Donoghue, the Company's General Counsel, each dated as of the Initial Closing Date, in substantially the form of Exhibits H-1 and H-2 attached hereto.

                (iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                (iv) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation, to the extent required by
Section 3(a), as of a date within 10 days of the Initial Closing Date.

                (v) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State of the State of New York as of a date within 10 days of the Initial Closing Date.

                (vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Initial Closing Date.

                (vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer (the "RESOLUTIONS"), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit I.

                (viii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit J.

                (ix) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

                (x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

                (xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Initial Notes and the Initial Warrants.

                (xii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

            (b) Subsequent Closing Date. The obligation of each Buyer hereunder to purchase the Subsequent Notes and the related Subsequent Warrants at the Subsequent Closing is subject to the satisfaction, at or before the Subsequent Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                (i) The Company shall have executed and delivered to such Buyer the Subsequent Notes (in such principal amounts as such Buyer shall request) and related Subsequent Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Subsequent Closing pursuant to this Agreement.

                (ii) Such Buyer shall have received the opinions of Milbank, Tweed, Hadley & McCloy LLP, the Company's outside counsel, and Brian O'Donoghue, the Company's General Counsel, each dated as of the Subsequent Closing Date, in substantially the form of Exhibits H-1 and H-2 attached hereto.

                (iii) The Irrevocable Transfer Agent Instructions shall remain in effect as of the Subsequent Closing Date and the Company shall cause its transfer agent to deliver a letter to such Buyer to that effect.

                (iv) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation, to the extent required by
Section 3(a), as of a date within 10 days of the Subsequent Closing Date.

                (v) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State of the State of New York as of a date within 10 days of the Subsequent Closing Date.

                (vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Subsequent Closing Date.

                (vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company dated as of the Subsequent Closing Date, as to (i) the Resolutions, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Subsequent Closing, in the form attached hereto as Exhibit I.

                (viii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Subsequent Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Subsequent Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit J.

                (ix) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Subsequent Closing Date.

                (x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Subsequent Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Subsequent Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

                (xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Subsequent Notes and the

Subsequent Warrants.

                (xii) During the period beginning on the Initial Closing Date and ending on and including the Subsequent Closing Date, neither the Company nor any of its Subsidiaries shall have been in default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries.

                (xiii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

            (c) Additional Closing Date. The obligation of each Buyer hereunder to purchase the Additional Notes and the related Additional Warrants at each of the applicable Additional Closings is subject to the satisfaction, at or before each of the Additional Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                (i) The Company shall have executed and delivered to such Buyer the Additional Notes (in such principal amounts as such Buyer shall request) and related Additional Warrants (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the applicable Additional Closing pursuant to this Agreement.

                (ii) Such Buyer shall have received the opinions of Milbank, Tweed, Hadley & McCloy LLP, the Company's outside counsel, and Brian O'Donoghue, the Company's General Counsel, each dated as of the applicable Additional Closing Date, in substantially the form of Exhibits H-1 and H-2 attached hereto.

                (iii) The Irrevocable Transfer Agent Instructions shall remain in effect as of the applicable Additional Closing Date and the Company shall cause its transfer agent to deliver a letter to such Buyer to that effect.

                (iv) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation, to the extent required by
Section 3(a), as of a date within 10 days of the applicable Additional Closing Date.

                (v) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State of the State of New York as of a date within 10 days of the Additional Closing Date.

                (vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the applicable Additional Closing Date.

                (vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company dated as of the applicable Additional Closing Date, as to (i) the Resolutions, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the applicable Additional Closing, in the form attached hereto as Exhibit I.

                (viii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit J.

                (ix) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the applicable Additional Closing Date.

                (x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Additional Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

                (xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Additional Notes and the Additional Warrants being purchased at the applicable Additional Closing.

                (xii) During the period beginning on the Initial Closing Date and ending on and including the applicable Additional Closing Date, neither the Company nor any of its Subsidiaries shall have been in default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries.

                (xiii) During the period beginning on the Initial Closing Date and ending on and including the Additional Closing Date, there shall not have occurred (A) an Event of Default or (B) consummation of a Change of Control (as defined in the Notes) or a public announcement of a pending, proposed or intended Change of Control, which has not been abandoned or terminated prior to the applicable Additional Closing Date.

                (xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

         8. TERMINATION. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

         9. MISCELLANEOUS.

            (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Notes representing at least two-thirds of the aggregate principal amount of the Initial Notes, or, if prior to the Initial Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds of the aggregate principal amount of the Initial Notes. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Viewpoint Corporation
                  498 Seventh Avenue, Suite 1810
                  New York, New York 10018
                  Telephone:  (212) 201-0800
                  Facsimile:  (212) 201-0846
                  Attention:  Jeffrey J. Kaplan, Executive Vice President,
                              Business Affairs and
                              Brian J. O'Donoghue, Executive Vice President and General Counsel

         with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Telephone:        (212) 530-5171
                  Facsimile:        (212) 822-5171
                  Attention:        Alexander M. Kaye, Esq.

         If to the Transfer Agent:

                  Equiserve Trust Company
                  Post Office Box 9187
                  Canton, Massachusetts  02021
                  Telephone:        (781) 575-2790
                  Facsimile:        (617) 360-6911
                  Attention:        Donna Rosas

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 5 of the Notes) with respect to which the Company is in compliance with Section 5 of the Notes and Section 4(b) of the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each Closing. Each

Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities who is a successor or assignee pursuant to Section 9(g) and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

            (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

            (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                      BUYERS:
VIEWPOINT CORPORATION                         SMITHFIELD FIDUCIARY LLC



By:  /s/ Brian O'Donoghue                     By:  /s/ Adam J. Chill
     -------------------------------             -------------------------------
     Name:  Brian O'Donoghue                     Name:  Adam J. Chill
     Title:   Executive Vice President           Title: Authorized Signatory


                                              PORTSIDE GROWTH & OPPORTUNITY FUND

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              RIVERVIEW GROUP, LLC

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                               SCHEDULE OF BUYERS








  (1)                          (2)                         (3)             (4)             (5)               (6)


                                                         AGGREGATE       AGGREGATE      AGGREGATE
                                                         PRINCIPAL       PRINCIPAL      PRINCIPAL
                                                         AMOUNT OF       AMOUNT OF       AMOUNT OF
                                                          INITIAL        SUBSEQUENT     ADDITIONAL     LEGAL REPRESENTATIVE'S
  BUYER                 ADDRESS AND FACSIMILE NUMBER      NOTES            NOTES         NOTES      ADDRESS AND FACSIMILE NUMBER
------------------------------------------------------------------------------------------------------------------------------------
Smithfield Fiduciary    c/o Highbridge Capital           $2,600,000      $2,600,000  $1,040,000     Schulte Roth & Zabel LLP
LLC                     Management, LLC                                                             919 Third Avenue
                        9 West 57th Street, 27th Floor                                              New York, New York  10022
                        New York, New York  10019                                                   Attention: Eleazer Klein, Esq.
                        Attention:  Ari J. Storch                                                   Facsimile: (212) 593-5955
                                    Adam J. Chill                                                   Telephone:  (212) 756-2376
                        Facsimile:  (212) 751-0755
                        Telephone:  (212) 287-4720
                        Residence:  Cayman Islands


Portside Growth &       c/o Ramius Capital Group,        $2,000,000      $2,000,000  $ 800,000      Schulte Roth & Zabel LLP
Opportunity Fund        L.L.C.                                                                      919 Third Avenue
                        666 Third Avenue, 26th Floor                                                New York, New York  10022
                        New York, New York  10017                                                   Attention:  Eleazer Klein, Esq.
                        Attention:  Jeffrey Solomon                                                 Facsimile: (212) 593-5955
                                    Jeffrey Smith                                                   Telephone:  (212) 756-2376
                        Facsimile:  (212) 845-7999
                        Telephone:  (212) 845-7917
                        Residence:  Cayman Islands
Riverview Group,
LLC                     c/o Millennium Partners          $2,400,000      $2,400,000  $ 960,000      Schulte Roth & Zabel LLP
                        666 Fifth Avenue, 8th Floor                                                 919 Third Avenue
                        New York, New York  10103                                                   New York, NY 10022
                        Attention:  Manager                                                         Attention:  Eleazer Klein, Esq.
                        Facsimile:  (212) 841-6302                                                  Facsimile: (212) 593-5955
                        Residence:  New York                                                        Telephone:  (212) 756-2376

                                    EXHIBITS

Exhibit A         Form of Initial Notes
Exhibit B         Form of Subsequent Notes
Exhibit C         Form of Additional Notes
Exhibit D         Form of Warrants
Exhibit E         Form of Pledge Agreement
Exhibit F         Form of Registration Rights Agreement
Exhibit G         Form of Irrevocable Transfer Agent Instructions
Exhibit H-1       Form of Company Outside Counsel Opinion
Exhibit H-2       Form of Company General Counsel Opinion
Exhibit I         Form of Secretary's Certificate
Exhibit J         Form of Officer's Certificate

                                    SCHEDULES

Schedule 3(a)     Subsidiaries
Schedule 3(e)     Consents
Schedule 3(k)     Presentations
Schedule 3(l)     Absence of Certain Changes
Schedule 3(n)     Conduct of Business; Regulatory Permits
Schedule 3(p)     Transactions with Affiliates
Schedule 3(q)     Capitalization
Schedule 3(r)     Indebtedness and Other Contracts
Schedule 3(s)     Litigation
Schedule 3(v)     Title
Schedule 3(w)     Intellectual Property

                                  SCHEDULES TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 31, 2002

                                 BY AND BETWEEN

                              VIEWPOINT CORPORATION

                                       AND

                     THE INVESTORS LISTED ON THE SCHEDULE OF

                             BUYERS ATTACHED THERETO

                                  SCHEDULE 3(A)

                                  SUBSIDIARIES

MetaCreations Europe SARL (France)

MetaCreations Holding Corporation (California)

MetaCreations Holding Limited (Ireland)

MetaCreations International Limited (Ireland)

MetaTools Barbados FSC (Barbados)

Viewpoint Digital, Inc. (Delaware)

Viewpoint Digital SARL (France)

Viewpoint Digital Limited (UK)

Thinkfish Acquisition Company (Delaware)

Canoma, Inc. (California)

                                  SCHEDULE 3(E)

                                    CONSENTS

None

                                  SCHEDULE 3(L)

                           ABSENCE OF CERTAIN CHANGES

None

                                  SCHEDULE 3(N)

                     CONDUCT OF BUSINESS; REGULATORY PERMITS

None

                                  SCHEDULE 3(P)

                          TRANSACTIONS WITH AFFILIATES

None

                                  SCHEDULE 3(Q)

                              EQUITY CAPITALIZATION

     1.  VIEWPOINT CORPORATION OUTSTANDING OPTIONS AS OF DECEMBER 31, 2002



    Price                                   Issued                        Vested
    ($/Share)                             (# of Shares)                (# of Shares)
    ---------                             -------------                -------------
  0.8700                                  2,167,433                    1,873,589
  2.1800                                  77,000                       0
  2.6100                                  805,350                      621,733
  3.0000                                  15,000                       11,250
  3.1000                                  68,000                       0
  3.2680                                  23,000                       0
  3.4000                                  22,000                       6,875
  3.5000                                  37,000                       32,000
  3.8130                                  25,000                       10,938
  3.8800                                  1,200,000                    54,167
  4.0000                                  4,000                        1,167
  4.1800                                  44,000                       0
  4.2500                                  10,000                       3,125
  4.3500                                  1,535,542                    1,200,745
  4.4000                                  67,000                       0
  4.4100                                  58,000                       19,166
  4.4690                                  72,333                       42,062
  4.6800                                  5,000                        5,000

  4.6900                                  168,600                      78,039
  4.7660                                  269,042                      128,158
  4.8200                                  36,000                       0
  5.0300                                  90,165                       90,165
  5.0625                                  9,000                        0
  5.0900                                  269,500                      265,333
  5.0938                                  258,396                      251,606
  5.1300                                  18,417                       8,501
  5.1500                                  45,000                       17,813
  5.3750                                  180,500                      82,187
  5.5200                                  500                          0
  5.6250                                  88,825                       44,378
  5.6500                                  80,500                       80,500
  5.7000                                  24,000                       0
  5.7300                                  265,000                      0
  5.7500                                  78,750                       47,031
  5.8100                                  342,500                      8,438
  5.9900                                  125,000                      0
  6.0000                                  46,000                       0
  6.0400                                  8,000                        0
  6.1000                                  8,000                        2,834
  6.1300                                  460,000                      210,833
  6.2900                                  20,000                       14,168
  6.6250                                  5,000                        5,000
  6.7000                                  5,500                        0

  6.8750                                  10,000                       5,000
  7.3100                                  45,233                       28,174
  7.9375                                  25,000                       22,396
  8.5000                                  6,500                        4,000
  8.5630                                  150,000                      84,375
  8.7000                                  15,333                       15,333
  8.7300                                  16,100                       8,721
  9.0000                                  5,000                        5,000
  10.7500                                 5,000                        5,000
  11.0000                                 20,000                       20,000
  11.0900                                 9,200                        5,176
  12.8750                                 5,000                        5,000
  25.1250                                 5,000                        5,000
                                          --------------------         ---------
                                 TOTALS:  9,455,220                    5,429,976
                                          ====================         =========
                                          AVERAGE ISSUED PRICE               3.8081
                                          AVERAGE VESTED PRICE               3.3622

         2. VIEWPOINT CORPORATION OUTSTANDING WARRANTS AS OF DECEMBER 31, 2002



                    Price                       Issued
                  ($/Share)                   (# of Shares)
        --------------------------          ------------------
         15.6500                             57,500
                                             -----------------
                        TOTALS:              57,500
                                             =================
                AVERAGE ISSUED PRICE         15.6500


         3. VIEWPOINT CORPORATION PRE-EMPTIVE RIGHTS

                  a. Pursuant to Section 7.4 of the Amended and Restated Series A Preferred Stock Purchase Agreement, dated as of June 12, 2000 among Metastream Corporation, a Delaware corporation and predecessor in interest to Viewpoint Corporation, MetaCreations Corporation, a Delaware corporation (now known as Viewpoint Corporation) and America Online, Inc., a Delaware corporation ("AOL"), AOL has a right, upon the issuance of Viewpoint common stock to a third party under certain circumstances, to acquire an amount of shares of Viewpoint common stock as will permit AOL to maintain its percentage equity interest in Viewpoint immediately prior to the proposed issuance at the same price and on the same terms and conditions as such proposed issuance to a third party. AOL currently owns 1,725,000 shares of Viewpoint common stock (approximately 4.2%) and has orally stated that it will waive the above-described rights.

                  b. Pursuant to Section 7.4 of the Series B Preferred Stock Purchase Agreement, dated as of July 18, 2000 among Metastream Corporation, a Delaware corporation and predecessor in interest to Viewpoint Corporation, MetaCreations Corporation, a Delaware corporation now known as Viewpoint Corporation, and Adobe Systems Incorporated, a Delaware corporation ("Adobe"), Adobe has a right, upon the issuance of Viewpoint common stock to a third party under certain circumstances, to acquire an amount of shares of Viewpoint common stock as will permit Adobe to maintain its percentage equity interest in Viewpoint immediately prior to the proposed issuance at the same price and on the same terms and conditions as such proposed issuance to a third party. Adobe currently owns 1,499,000 shares of Viewpoint common stock (approximately 3.7%) and has orally stated that it will waive the above-described rights.

                  c. Pursuant to Section 8.1 of the Exchange Agreement, dated as of August 10, 2000 (this "Agreement"), by and between MetaCreations Corporation, a Delaware corporation now known as Viewpoint Corporation, and Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), Computer Associates has a right, upon the issuance of Viewpoint common stock to a third party under certain circumstances, to acquire an amount of shares as will permit Computer Associates to maintain its percentage equity interest in Viewpoint immediately prior to the proposed issuance at the same price and on the same terms and conditions as such proposed issuance to a third party. Computer Associates currently owns 3,744,093 shares of Viewpoint common stock (approximately 9.1%) and has orally stated that it will waive the above-described rights.

                                  SCHEDULE 3(R)

                        INDEBTEDNESS AND OTHER CONTRACTS

Irrevocable Clean Transferable Standby Letter of Credit No. S303505

Date: October 1, 2001

Bank: KeyBank National Association

Benefeciary: 498 Seventh, LLC; c/o George Comfort & Sons, Inc.

Issued Amount: $289, 328.00; Current Amount: $252,581.00

Expiry, original: October 1, 2002; current expiry: October 1, 2003

Automatic One-Year Extensions

[Backed by KeyBank restricted cash bank account]

                                  SCHEDULE 3(S)

                                   LITIGATION

Viewpoint v. Abate: Litigation commenced by the Company against James A. Abate to recover $1.5 million. Bench trial ended November 21, 2002. Awaiting judge's decision.

Viewpoint v. de Espona: Litigation commenced in Spain by Viewpoint against an individual (Jose Maria de Espona) to recover damages for intellectual property infringement. Viewpoint alleges that de Espona is marketing and selling a collection of three-dimensional models to which Viewpoint has exclusive rights. A decision by the court in Spain is expected in the first half of 2003 and the amount in dispute is less than $750,000.

                                  SCHEDULE 3(V)

                                      TITLE

None

                                  SCHEDULE 3(W)

                          INTELLECTUAL PROPERTY RIGHTS

None